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                                                                   EXHIBIT 99.02

                         NOTICE OF GUARANTEED DELIVERY
                         FOR TENDER OF ALL OUTSTANDING
                   11% SENIOR NOTES DUE 2006 IN EXCHANGE FOR
                         NEW 11% SENIOR NOTES DUE 2006
                                       OF
                                G+G RETAIL, INC.

  Registered holders of G+G Retail, Inc.'s (the "Company") outstanding 11% Senior Notes due 2006 (the "Outstanding Notes"), who wish to tender their Outstanding Notes in exchange for a like principal amount of new 11% Senior Notes due 2006 of the Company (the "Exchange Notes"), and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank Trust National Association (the "Exchange Agent")
prior to 5:00 p.m., New York City time, on       , 1999, unless extended (the
"Expiration Date"), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.

  This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent as set forth below. See "The Exchange Offer--Procedures for Tendering" in the
Prospectus dated     , 1999 of the Company (the "Prospectus"). Capitalized
terms not defined herein shall have the meanings ascribed to them in the Prospectus.


 THE EXCHANGE OFFER (THE "EXCHANGE OFFER") WILL EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON        , 1999, UNLESS EXTENDED.


                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                      U.S. BANK TRUST NATIONAL ASSOCIATION

          By Hand Delivery:

                                                        By Mail:

      U.S. Bank Trust National            U.S. Bank Trust National Association
            Association.                             P.O. Box 64485
                                             St. Paul, Minnesota 55164-9549
   Fourth Floor--Bond Drop Window               Attn: Specialized Finance
         180 East 5th Street

      St. Paul, Minnesota 55101                       By Facsimile:

      Attn: Specialized Finance           U.S. Bank Trust National Association

        By Overnight Courier:

                                                     (651) 244-1537
U.S. Bank Trust National Association

                                                  Confirm by Telephone:
   Fourth Floor--Bond Drop Window
         180 East 5th Street                         (651) 244-4512
      St. Paul, Minnesota 55101
      Attn: Specialized Finance

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

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  This Notice of Guaranteed Delivery is not to be used to guarantee signatures.
If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

  The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged, and contained in Instruction 1 of the Letter of Transmittal.

  The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Outstanding Notes may be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being exchanged thereunder or as otherwise provided in the Prospectus.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                   DESCRIPTION OF OUTSTANDING NOTES TENDERED

                                             Certificate
               Name and Address              Number(s) of
                 of Registered            Outstanding Notes             Principal
 Name of        Holder as they           Tendered (or Account           Amount of
Tendering        appear on the                 Number at               Outstanding
 Holder        Outstanding Notes         Book-Entry Facility)         Notes Tendered
---------      -----------------         --------------------         --------------






                            PLEASE COMPLETE AND SIGN

Name(s) of Registered Holder(s): _______________________________________________
Signature(s)*: _________________________________________________________________
Name(s) (please print): ________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________

Telephone Number:_______________________________________________________________
Date: __________________________________________________________________________


If shares of Outstanding Notes will be tendered by book-entry transfer at The Depository Trust Company ("DTC"), provide the following information:

  DTC Account Number: ________________________________________________________

  Date: ______________________________________________________________________

*See instructions below.

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 This Notice of Guaranteed Delivery must be signed by (i) the holder(s) of
 Outstanding Notes exactly as its/their name(s) appears on the Certificate(s) for Outstanding Notes being tendered, (ii) the holder(s) of Outstanding Notes exactly as its/their name(s) appear on a security position listing maintained by DTC as the owner of Outstanding Notes or
 (iii) person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

      Please print name(s) and address(es)

 Name(s):__________________________________
            _______________________________
 Capacity:_________________________________
 Address(es):______________________________
            _______________________________
            _______________________________

 Note: Do not send Outstanding Notes with this form. Outstanding Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

  The undersigned, a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm: __________________________________________________________________
Authorized Signature: __________________________________________________________
Name: __________________________________________________________________________
Title: _________________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________

Area Code and Telephone Number: ________________________________________________
Date: __________________________________________________________________________


NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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